Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to the Quarterly Report of El Maniel International , Inc. (the “Company”) on Form 10-Q/A for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Khoo Hsiang Hua , Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.
Such Amendment No. 2 to the Quarterly Report on Form 10-Q/A for the period ending December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q/A for the period ending December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of El Maniel International, Inc.

Date: November 12, 2010

/s/ Khoo Hsiang Hua
Khoo Hsiang Hua Chief Executive Officer Chief Financial Officer